UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2019

Cool Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53443	75-3076597
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

8875 Hidden River Parkway Tampa, Florida	33637
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 975-7467

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On May 7, 2019 Cool Technologies, Inc. (the “Company”), a Nevada corporation, entered into a Joint Venture Agreement (the “Belirti JV”) with Belirti Teknoloji A.S. (“Belirti”), a Turkish corporation. Pursuant to the Belirti JV, i) the Company shall manufacture mobile power generation systems and other technologies that can be retrofit onto work trucks and ii) Belirti shall then install such technologies onto work trucks and then market and sell such trucks throughout Turkey and select countries in the Middle East. The Belirti JV has a five (5) year term and each party holds a fifty percent (50%) interest in the Belirti JV.

The description of the material terms of the Belirti JV are not intended to be complete and are qualified in their entirety by reference to the Belirti JV filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Joint Venture Agreement with Belirti Teknoloji A.S., dated May 7, 2019*

*A redacted version of this Exhibit is filed herewith. An un-redacted version of this Exhibit has been separately filed with the Securities and Exchange Commission pursuant to an application for confidential treatment. The confidential portions of the Exhibit have been omitted and are marked by an asterisk.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Cool Technologies, Inc.

Date: June 6, 2019	By	/s/ Timothy Hassett
Timothy Hassett
Chairman and CEO (Principal Executive Officer)

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